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                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Other Service Providers" and the incorporation by reference of our report dated December 19, 2002 in the Registration Statement (Form N-1A) of the American AAdvantage Funds and the related Prospectus and Statement of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 43 to the Registration Statement under the Securities Act of 1933 (File No. 33-11387) and in this Amendment No. 44 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-4984).


                                                     /s/ Ernst & Young LLP



Dallas, Texas
March 24, 2003